Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 6, 2020, except for Note 21(c) as to which the date is October 2, 2020, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-248692) and related Prospectus of Codiak BioSciences, Inc. dated October 7, 2020 for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 7, 2020